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                                                                     CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                               SERIES 1996-B
                                                                      STATEMENT TO CERTIFICATEHOLDERS
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PERIOD 24                                                                                                          PAGE # 1
DETERMINATION 10-Sep-98                                                                                            Beginning 8/1/98
DISTRIBUTION: 15-Sep-98                                                                                            Ending 8/31/98
TIME: 9/15/98 16:22


                                                            CLASS A 6.61% ASSET BACKED CERTIFICATES
                                                            CLASS B 6.76% ASSET BACKED CERTIFICATES



                   ORIG PRINCIPAL          BEG PRINCIPAL         PRINCIPAL         INTEREST           TOTAL           END PRINCIPAL
   CLASS              BALANCE                 BALANCE          DISTRIBUTION      DISTRIBUTION      DISTRIBUTION          BALANCE
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
      A               $1,478,422,107.71     $615,378,391.01      $31,676,817.20   $3,389,709.30   $35,066,526.50    $583,701,573.81
      B                  $45,725,000.00      $19,032,573.15         $979,708.34     $107,216.83    $1,086,925.17     $18,052,864.81







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CERTIFICATE TOTALS    $1,524,147,107.71     $634,410,964.16      $32,656,525.54   $3,496,926.13   $36,153,451.67    $601,754,438.62
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                                 FACTOR   INFORMATION   PER   $1,000


                     PRINCIPAL           INTEREST           END PRINCIPAL
   CLASS            DISTRIBUTION        DISTRIBUTION           BALANCE
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   A                  21.42609816        2.29278856        394.81388351
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   B                  21.42609820        2.34481859        394.81388321
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Certificate Totals    21.42609816        2.29434948        394.81388350
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                                                         CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                   SERIES 1996-B
                                                           STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
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PERIOD 24                                                                                                           PAGE     # 2
DETERMINATION: 10-Sep-98                                                                                            Beginning 8/1/98
DISTRIBUTION: 15-Sep-98                                                                                             Ending   8/31/98
TIME: 9/15/98 16:22






                                                                                                                           per $1000
Section 5.8 (iii)               Servicing Fee                                             $528,675.80                      .34686665




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Class       Principal        Interest          Total         Prin (per $1000/orig)    Int (per $1000/orig)    Total (per $1000/orig)
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  A      $31,676,817.20   $3,389,709.30    $35,066,526.50       21.42609816                2.29278856            23.71888672
  B         $979,708.34     $107,216.83     $1,086,925.17       21.42609820                2.34481859            23.77091679
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Total    $32,656,525.54   $3,496,926.13    $36,153,451.67       21.42609816                2.29434948            23.72044764
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Section 5.8 (v)                 Pool Balance at the end of the Collection Period                                    $601,754,438.62


Section 5.8 (vi)                Aggregate Net Losses for Collection Period                                              $498,522.75


Section 5.8 (vii)               Carryover Shortfall for Collection Period
                                                          Class A Interest                                                   -
                                                          Class B Interest                                                   -
                                                          Class A Principal                                                  -
                                                          Class B Principal                                                  -
                                                            TOTAL                                                            -


Section 5.8 (viii)              Reserve Account Balance after Disbursement                                           $19,557,019.26



Section 5.8 (ix)                Specified Reserve Account Balance                                                    $19,557,019.26



Section 5.8 (x)                 Repurchase Amounts for Repurchased Receivables
                                                          Seller                                                              $0.00
                                                          Servicer                                                      $208,859.04
                                                            TOTAL                                                       $208,859.04



Section 5.8 (xi)                Advance Summary for Collection Period
                                              Unreimbursed Advances for Period                                       $ 4,230,500.81
                                              Unreimbursed Advances for Previous Period                              $ 4,311,190.11
                                              Change from Previous Period                                              $ (80,689.30)

                                             Reimbursed Advance from Collections                                        $792,234.30
                                             Reimbursed Advance from Liquidation Proceeds                                $25,893.99
                                             Reimbursed Advance from Reserve Account Withdrawals                             $ -




(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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